Exhibit 99.(d)(3)(b)

SCHEDULE A

(as of April 06, 2022)

Portfolio	Expense Cap (%)	Date of Expiration of Expense Cap
Invesco Dynamic Market ETF	0.60	8/31/24
Invesco Dynamic Large Cap Growth ETF	0.60	8/31/24
Invesco Dynamic Large Cap Value ETF	0.60	8/31/24
Invesco S&P Midcap Momentum ETF	0.39	8/31/24
Invesco S&P Midcap Value with Momentum ETF	0.39	8/31/24
Invesco S&P SmallCap Momentum ETF	0.39	8/31/24
Invesco S&P SmallCap Value with Momentum ETF	0.39	8/31/24
Invesco Golden Dragon China ETF	0.60	8/31/24
Invesco WilderHill Clean Energy ETF	0.60	8/31/24
Invesco High Yield Equity Dividend Achievers™ ETF	0.50	8/31/24
Invesco S&P 500® Quality ETF	0.15	8/31/24
Invesco Aerospace & Defense ETF	0.60	8/31/24
Invesco Dynamic Biotechnology & Genome ETF	0.60	8/31/24
Invesco Dynamic Leisure and Entertainment ETF	0.60	8/31/24
Invesco Dynamic Food & Beverage ETF	0.60	8/31/24
Invesco Dynamic Media ETF	0.60	8/31/24
Invesco Dynamic Networking ETF	0.60	8/31/24
Invesco Dynamic Pharmaceuticals ETF	0.60	8/31/24
Invesco Dynamic Semiconductors ETF	0.60	8/31/24
Invesco Dynamic Software ETF	0.60	8/31/24
Invesco Dividend Achievers™ ETF	0.50	8/31/24
Invesco International Dividend Achievers™ ETF	0.50	8/31/24
Invesco Dynamic Building & Construction ETF	0.60	8/31/24
Invesco Dynamic Energy Exploration & Production ETF	0.60	8/31/24
Invesco Dynamic Oil & Gas Services ETF	0.60	8/31/24
Invesco DWA Utilities Momentum ETF	0.60	8/31/24
Invesco FTSE RAFI US 1000 ETF	0.39	8/31/24
Invesco Water Resources ETF	0.60	8/31/24
Invesco FTSE RAFI US 1500 Small-Mid ETF	0.39	8/31/24
Invesco S&P 100 Equal Weight ETF	0.25	8/31/24
Invesco S&P Midcap Quality ETF	0.25	8/31/24
Invesco DWA Basic Materials Momentum ETF	0.60	8/31/24
Invesco DWA Consumer Cyclicals Momentum ETF	0.60	8/31/24
Invesco DWA Consumer Staples Momentum ETF	0.60	8/31/24
Invesco DWA Energy Momentum ETF	0.60	8/31/24
Invesco DWA Financial Momentum ETF	0.60	8/31/24
Invesco DWA Industrials Momentum ETF	0.60	8/31/24
Invesco DWA Healthcare Momentum ETF	0.60	8/31/24
Invesco DWA Technology Momentum ETF	0.60	8/31/24
Invesco BuyBack Achievers™ ETF	0.60	8/31/24
Invesco MSCI Sustainable Future ETF	0.60	8/31/24
Invesco Financial Preferred ETF	0.60	8/31/24
Invesco Global Listed Private Equity ETF	0.60	8/31/24
Invesco DWA Momentum ETF	0.60	8/31/24
Invesco S&P 500 GARP ETF	0.39	8/31/24

Invesco S&P 500 Value with Momentum ETF	0.39	8/31/24
Invesco S&P Spin-Off ETF	0.60	8/31/24
Invesco Zacks Mid-Cap ETF	0.60	8/31/24
Invesco Zacks Multi-Asset Income ETF	0.60	8/31/24
Invesco MSCI Global Timber ETF	0.55	8/31/24
Invesco S&P Global Water Index ETF	0.63	8/31/24
Invesco Solar ETF	0.65	8/31/24
Invesco Ultra Short Duration ETF	0.27	8/31/24
Invesco Defensive Equity ETF	0.60	8/31/24

[signature page follows]

INVESCO EXCHANGE-TRADED FUND TRUST

By:	/s/ Anna Paglia
Name: Anna Paglia
Title: Principal Executive Officer & President

INVESCO EXCHANGE-TRADED FUND TRUST II

By:	/s/ Anna Paglia
Name: Anna Paglia
Title: Principal Executive Officer & President

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:	/s/ Anna Paglia
Name: Anna Paglia
Title: Principal Executive Officer & President

INVESCO EXCHANGE-TRADED SELF-INDEXED FUND TRUST

By:	/s/ Anna Paglia
Name: Anna Paglia
Title: Principal Executive Officer & President

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Anna Paglia
Name: Anna Paglia
Title: Managing Director